UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 9, 2009 (January 5, 2009)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement com
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Award of Restricted Stock Units
On January 5, 2009, the registrant awarded Henning N. Kornbrekke One Hundred Thousand (100,000) restricted stock units (the “Restricted Stock Units”) under the registrant’s Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Plan”) as an incentive to continue his employment with the registrant. Subject to exceptions set forth in the award instrument and provided that Mr. Kornbrekke remains in the employ of the registrant, the restrictions of the Plan lapse and expire with respect to 33,333 of the Restricted Stock Units on January 4, 2010 and again on January 4, 2011 and with respect to the remaining 33,334 Restricted Stock Units on January 4, 2012. This description is qualified in its entirety by reference to the terms and conditions of the award instrument, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Award of Restricted Stock Units dated January 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 9, 2009

GIBRALTAR INDUSTRIES, INC.
/s/ Paul M. Murray
Name:	Paul M. Murray
Title:	Senior Vice President of Human Resources and Organizational Development

EXHIBIT INDEX

Exhibit
No.	Description

Exhibit 10.1	Gibraltar Industries, Inc. 2005 Equity Incentive Plan Award of Restricted Stock Units dated January 5, 2009.